CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated as listed in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended August 31, 2022. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 20, 2022

Appendix A

Columbia Funds Series Trust I	Report Date
Columbia Contrarian Core Fund	10/24/2022
Columbia Emerging Markets Fund	10/24/2022
Columbia Greater China Fund	10/24/2022
Columbia Select Mid Cap Growth Fund	10/24/2022
Columbia Small Cap Growth Fund	10/24/2022
Columbia International Dividend Income Fund	10/24/2022
Columbia Global Technology Growth Fund	10/24/2022
Overseas SMA Completion Portfolio	10/24/2022
Multisector Bond SMA Completion Portfolio	10/24/2022
Columbia Balanced Fund	10/24/2022
Multi-Manager Total Return Bond Strategies Fund	10/24/2022
Multi-Manager Small Cap Equity Strategies Fund	10/24/2022
Multi-Manager Alternative Strategies Fund	10/24/2022
Columbia Strategic Income Fund	10/25/2022
Multi-Manager International Equity Strategies Fund	10/24/2022

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